EXHIBIT 5.1


            OPINION OF SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                          WITH RESPECT TO LEGALITY




      Opinion and Consent of Skadden, Arps, Slate, Meagher & Flom LLP


                                212-735-3000


October 29, 2002



GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004


Re:      GS Mortgage Securities Corp.
         Registration Statement on Form S-3 No. 333- _______
         ----------------------------------------------------

         We have acted as special counsel to GS Mortgage Securities Corp., a Delaware corporation (the "Company"), in connection with Registration Statement on Form S-3 No. 333- , as amended (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, respecting the issuance by various trusts (each, a "Trust") to be formed pursuant to either an Amended and Restated Trust Agreement (the "Trust Agreement") to be entered into by the Company and the Owner Trustee (the "Owner Trustee") designated therein or a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into by the Company, Goldman Sachs Mortgage Company ("GSMC") and the Trustee designated therein (the "Trustee") of Asset Backed Securities consisting of either Notes and/or Certificates. Any Asset Backed Securities consisting of Notes are to be issued pursuant to an Indenture (the "Indenture") to be entered into by the Trust and the Indenture Trustee designated therein (the "Indenture Trustee") and any Asset Backed Securities consisting of Certificates are to be issued pursuant to either the Trust Agreement or the Pooling and Servicing Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Registration Statement.

         This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Act").

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) Registration Statement, (ii) the form of the Indenture, (iii) the form of the Trust Agreement, (iv) the form of the Pooling and Servicing Agreement, and (v) the forms of the other documents to be executed in connection therewith, and we have assumed that the parties to such documents will comply with the terms thereof. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company, GSMC and others.

         Our opinions set forth herein are limited to Delaware Corporate Law and the laws of the State of New York which are normally applicable to issuance of securities of the type contemplated by the Registration Statement and to the extent that judicial or regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as "Opined on Law"). We do not express any opinion with respect to the law of any jurisdiction other than Opined on Law or as to the effect of any such non opined law on the opinions herein stated.

         Based upon the foregoing, we are of the opinion that:

         1. When a Pooling and Servicing Agreement or a Trust Agreement has been duly and validly authorized, executed and delivered by the Company, it will constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms. When an Indenture has been duly and validly authorized, executed and delivered by the respective Trust, it will constitute a legal, valid and binding agreement of such Trust enforceable against such Trust in accordance with its terms.

         2. When Certificates of a Series issued pursuant to a Pooling and Servicing Agreement or a Trust Agreement have been duly and validly authorized by all necessary action on the part of the Company and when such Certificates have been executed as specified in, and delivered pursuant to, such respective Pooling and Servicing Agreement or Trust Agreement, and when such Certificates are issued and delivered against payment thereof, such Certificates will be legally issued, fully paid and nonassessable. When Notes of a Series issued pursuant to an Indenture have been duly and validly authorized by all necessary action on the part of a Trust and when such Notes have been executed as specified in, and delivered pursuant to, such respective Indenture, and when such Notes are issued and delivered against payment thereof, such Notes will be legally issued, fully paid and nonassessable and will be binding obligations of the Company.

         3. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Skadden, Arps, Slate, Meagher & Flom LLP under the captions "Legal Matters" in the Prospectus and the Prospectus Supplements included in the Registration Statement. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations of the Securities and Exchange Commission thereunder.

         Our opinions expressed in paragraphs 1 and 2 are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and court decisions with respect thereto, and we express no opinion with respect to the application of equitable principles in any proceeding, whether at law or in equity.

         In rendering the opinions expressed in paragraphs 1 and 2 above, we have assumed that the execution and delivery by the Company of the Pooling and Servicing Agreement and the Trust Agreement or the execution by the Trust of the Indenture and the performance by the Company of its obligations under such Pooling and Servicing Agreement or Trust Agreement or the performance by the Trust of its obligations under such Indenture do not and will not violate, conflict with or constitute a default under any agreement or instrument to which either the Company, the Trust or either of their respective properties is subject, except for those agreements and instruments which have been identified to us by the Company as being material to it and which are listed in Part 2 of the Registration Statement.


Very truly yours,


/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP